                                                                    EXHIBIT 99.1

                     SIMMONS BEDDING COMPANY REPORTS RECORD
                                RESULTS FOR 2004

         -----------------------------------------------------------------

ATLANTA, March 22, 2005 - Simmons Bedding Company (the "Company"), a leading manufacturer of premium branded bedding products, released operating results for the fourth quarter and full year 2004 today.

Simmons' Chairman and Chief Executive Officer, Charlie Eitel said, "We are pleased with our 2004 operating results. Both our net sales and adjusted EBITDA in 2004 represented record performance for Simmons. In 2004, we were able to increase our conventional bedding unit volume by 3.5% and average unit selling prices by 6.1% in comparison to 2003. Additionally, our Sleep Country USA retail operations in the Pacific Northwest enjoyed a record year for sales and profitability."

Mr. Eitel continued, "We also made progress in a number of strategic areas. In October we introduced new 2005 product lines for our Beautyrest(R), BackCare(R), DeepSleep(R) and BackCare Kids(R) brands. At premium price points, our product lines now also include our latest product innovation, the HealthSmart(TM) Bed, which features a removable, washable top allowing consumers to wash away stains, germs, bacteria, dust mites, odors and perspiration. In August, we acquired the crib mattress and related soft goods business of Simmons Juvenile Products Company, Inc., a former licensee, providing us access to the growing U.S. infant market. In May, we sold our Mattress Gallery retail operations in Southern California. In March and August, we opened two new conventional bedding manufacturing facilities in Hazleton, Pennsylvania and Waycross, Georgia."

In order to facilitate comparison of 2004 results against 2003 results, the operating results for the Company (the Successor Company) and Simmons Holdings, Inc. (the Predecessor Company) are combined for 2003. Additionally, reported operating income includes certain special items related to the acquisition of the Predecessor Company by Thomas H. Lee Equity Fund V, L.P. and its affiliates (the "Acquisition") that are excluded from pro forma operating income. For a full discussion of the combined financial presentation, pro forma operating income and adjusted EBITDA, see the Supplemental Information included later in this press release.

RESULTS FOR THE QUARTER ENDED DECEMBER 25, 2004

For the fourth quarter of 2004, net sales were $206.6 million compared to $202.5 million for the same period last year, a 2.0% increase. Wholesale bedding sales increased 3.3% to $191.4 million for the fourth quarter of 2004 compared to $185.3 million for the same period a year ago, driven primarily by an increase in (i) wholesale conventional bedding average unit selling prices of 12.6% in the fourth quarter of 2004 compared to the similar period for 2003 and (ii) the addition of $6.3 million in net sales as a result of the acquisition of certain assets and liabilities of Simmons Juvenile Products Company, Inc. ("Simmons Juvenile"), a former licensee. These sales increases were partially offset by
(i) a decrease in conventional bedding units shipped of 4.6% for the same period and (ii) an increase of $20.7 million in payments to customers, such as for co-op advertising support, being recorded as a reduction of sales versus a selling expense, in accordance with Emerging Issues Task Force of the Financial Accounting Standards Board 01-9 ("EITF 01-9"). Net sales for Simmons' retail operations for the fourth quarter of 2004 decreased $7.3 million, or 29.2%, compared to the fourth quarter of 2003 as a result of the sale of the Company's Mattress Gallery retail operation in Southern California in May 2004. On a comparable store basis, retail store sales for our Sleep Country USA stores increased 17.2% in the fourth quarter of 2004 compared to the prior year period.

Gross margin for the fourth quarter of 2004 was 44.3%. Fourth quarter gross margin was negatively impacted by the above mentioned increase in payments to vendors being recorded as a reduction of sales versus a selling expense, and higher material costs primarily as a result of inflation in steel and wood prices. To mitigate increases in raw material costs, Simmons increased prices on its 2004 product lines in late October and began the roll-out of its 2005 product lines in December.

Our 2004 fourth quarter operating income was $17.4 million, compared to an operating loss of $58.1 million in the fourth quarter of 2003. Adjusting for various non-recurring charges related to the Acquisition in 2003, the 2004 fourth quarter operating income was $17.4 million, compared to pro forma operating income of $18.4 million in the fourth quarter of 2003. For the 2004 fourth quarter, adjusted EBITDA, as defined in our senior credit facility, was $29.2 million compared to $27.9 million in the fourth quarter of the prior year, a 4.8% increase.

RESULTS FOR THE YEAR ENDED DECEMBER 25, 2004

For the year ended December 25, 2004, net sales increased $63.6 million, or 7.9%, to $869.9 million from $806.3 million for the year ended December 27, 2003. Wholesale bedding segment sales increased 9.1% to $808.4 million for 2004. The increase in wholesale conventional bedding sales was primarily due to increases in both unit shipments and bedding average unit selling prices of 3.5% and 6.1%, respectively, compared to 2003. In accordance with EITF 01-9, wholesale bedding segment net sales in 2004 reflect a reduction of $66.7 million for payments to customers, compared to a reduction of $49.5 million in 2003. Sales for Simmons' retail operations decreased $16.9 million, or 17.3%, to $81.0 million in 2004 from $97.9 million in 2003. Retail bedding segment sales reflect the sale of Simmons' Mattress Gallery retail operations, which reduced our retail sales. On a comparable store basis, retail store sales increased 18.6% in 2004 compared to the prior year.

Our gross margin for 2004 was 45.7%. The same factors that impacted our fourth quarter gross margin affected our full year results.

Simmons' 2004 operating income was $80.4 million compared to a loss of $1.2 million in 2003. The 2004 pro forma operating income was $90.2 million, compared to pro forma operating income of $90.4 million in 2003. Our full year 2004 adjusted EBITDA, as defined in our senior credit facility, increased 4.7% to $130.1 million, or 15.0% of net sales, compared to $124.3 million, or 15.4% of net sales, in the prior year.

BALANCE SHEET ITEMS

Net debt totaled $728.3 million (total debt of $752.1 million less cash of $23.9 million) as of December 25, 2004, a decrease of $7.2 million during the fourth quarter. For the full year 2004, net debt decreased $38.3 million. The decline in net debt was primarily a result of increased cash flow from operations, partially offset by the acquisition of Simmons Juvenile for $19.7 million.

On December 15, 2004, our indirect parent, Simmons Company, issued $269.0 million aggregate principal amount at maturity of 10% senior discount notes due 2014. The aggregate gross proceeds of $165.1 million were used to pay a dividend to Simmons Company stockholders and to pay expenses related to the sale and distribution of the notes. No payments are due on these notes until June 15, 2010.

For 2004, Simmons' working capital (see the Supplemental Information to this press release) as a percentage of net sales was 2.1% compared to 3.3% in 2003.

CONCLUSION

Mr. Eitel concluded, "I am encouraged by our strategic accomplishments in 2004 and our overall financial performance, particularly in light of the unprecedented raw material inflation which we encountered during the year. I am also pleased that we were able to reduce our net debt by over $38 million, while also acquiring a business and opening two new plants, and that we were able to further improve our working capital management."

The Company will webcast its 2004 financial results via a conference call on Wednesday, March 23, 2005, beginning at 2:00 p.m. Eastern Time. The webcast will be available at the Company's website www.simmons.com and will also be available for replay through April 6, 2005.

Atlanta-based Simmons Bedding Company is one of the world's largest mattress manufacturers, manufacturing and marketing a broad range of products including Beautyrest(R), BackCare(R), BackCare Kids(R), Olympic(R) Queen, Deep Sleep(R) and HealthSmart(TM). The Company operates 17 conventional bedding manufacturing facilities and three juvenile bedding manufacturing facilities across the United States and Puerto Rico. Simmons is committed to developing superior mattresses and promoting a higher quality sleep for consumers around the world. For more information, visit the Company's website at www.simmons.com.

"SAFE HARBOR" STATEMENT UNDER PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

     This press release includes forward-looking statements that reflect Simmons' current views about future events and financial performance. Words such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions that predict or indicate future events, results or trends, or that do not relate to historical matters, identify forward-looking statements. The forward-looking statements in this press release speak only as of the date of this release. These forward-looking statements are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations. These factors include, but are not limited to: (i) the level of competition in the bedding industry; (ii) legal and regulatory requirements; (iii) the success of new products; (iv) our relationships with our major suppliers;
     (v) fluctuations in costs of raw materials; (vi) our relationship with significant customers and licensees; (vii) our labor relations; (viii) departure of key personnel; (ix) encroachments on our intellectual property; (x) product liability claims; (xi) the timing, cost and success of opening new manufacturing facilities; (xii) our level of indebtedness;
     (xiii) interest rate risks; (xiv) future acquisitions; (xv) an increase in return rates; and (xvi) other risks and factors identified from time to time in our and our predecessor's reports filed with the Securities and Exchange Commission, including the Form 10-Qs filed for the first, second and third quarters of 2004 and the form 10-K filed for 2004. We undertake no obligation to update or revise any forward-looking statements, either to reflect new developments or for any other reason.

                                 -table follows-

                    SIMMONS BEDDING COMPANY AND SUBSIDIARIES
         CONDENSED HISTORICAL CONSOLIDATED STATEMENTS OF OPERATIONS (a)
                                 (IN THOUSANDS)
                           (PRELIMINARY AND UNAUDITED)


                                                       QUARTER ENDED                         YEAR ENDED
                                               --------------------------------    --------------------------------
                                                 SUCCESSOR        COMBINED(1)        SUCCESSOR        COMBINED(1)
                                                DECEMBER 25,      DECEMBER 27,      DECEMBER 25,      DECEMBER 27,
                                                   2004               2003              2004              2003
                                               --------------    --------------    --------------    --------------
Wholesale net sales                            $      191,404    $      185,300    $      808,373    $      741,018
Retail net sales                                       17,701            24,987            80,985            97,889
Eliminations                                           (2,548)           (7,792)          (19,465)          (32,574)
                                               --------------    --------------    --------------    --------------
Net sales                                             206,557           202,495           869,893           806,333
   Cost of products sold                              115,092            99,533           472,252           415,937
                                               --------------    --------------    --------------    --------------
Gross profit                                           91,465           102,962           397,641           390,396
                                               --------------    --------------    --------------    --------------

Operating expenses:
   Selling, general and administrative
     expenses                                          71,994           140,335           318,118           377,570
   Plant closure charges (b)                            2,304             1,785             3,068             1,785
   Amortization of intangibles                          1,424               376             4,933               617
   Transaction expenses (c)                               428            21,512               733            22,399
   Licensing income                                    (2,125)           (2,981)           (9,622)          (10,770)
                                               --------------    --------------    --------------    --------------
                                                       74,025           161,027           317,230           391,601
                                               --------------    --------------    --------------    --------------
Operating income (loss) (d)                            17,440           (58,065)           80,411            (1,205)
   Interest expense, net                               11,040            28,283            43,758            49,753
                                               --------------    --------------    --------------    --------------
Income (loss) before income taxes                       6,400           (86,348)           36,653           (50,958)
   Income tax expense (benefit)                         1,148           (18,524)           12,039            (9,672)
                                               --------------    --------------    --------------    --------------
Net income (loss)                              $        5,252    $      (67,824)   $       24,614    $      (41,286)
                                               ==============    ==============    ==============    ==============

Adjusted EBITDA (e)                            $       29,248    $       27,900    $      130,100    $      124,296
                                               ==============    ==============    ==============    ==============


(1) In order to facilitate comparison of 2004 results against 2003 results, the operating results for the Company (the Successor Company) and Simmons Holdings, Inc. (the Predecessor Company) are combined for 2003. Such combination is not in compliance with accounting principles generally accepted in the United States of America, since the purchase accounting adjustments make the successor period not comparable to the predecessor period.

See Notes to Condensed Historical Financial Data.

                    SIMMONS BEDDING COMPANY AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                           (PRELIMINARY AND UNAUDITED)




                                                DECEMBER 25,     DECEMBER 27,
                                                   2004             2003
                                               --------------   --------------
ASSETS
Current assets:
    Cash and cash equivalents                  $       23,854   $        3,670
    Accounts receivable, net                           85,433           65,868
    Inventories                                        33,300           31,355
    Other current assets                               22,649           23,589
    Assets held for sale                                   --            8,564
                                               --------------   --------------
       Total current assets                           165,236          133,046
                                               --------------   --------------

Property, plant and equipment, net                     62,842           53,228
Intangible assets, net                                542,983          159,198
Goodwill, net                                         488,686          792,230
Other assets                                           41,987           45,417
                                               --------------   --------------
                                               $    1,301,734   $    1,183,119
                                               ==============   ==============

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
    Current maturities of long-term debt       $        4,124   $        9,512
    Accounts payable and accrued liabilities          123,357           93,904
    Liabilities held for sale                              --            2,064
                                               --------------   --------------
       Total current liabilities                      127,481          105,480
                                               --------------   --------------

Long-term debt                                        748,015          760,741
Deferred income taxes                                 154,775           23,719
Other non-current liabilities                          10,856           12,902
                                               --------------   --------------
       Total liabilities                            1,041,127          902,842
                                               --------------   --------------


Stockholder's equity                                  260,607          280,277
                                               --------------   --------------
                                               $    1,301,734   $    1,183,119
                                               ==============   ==============




See Notes to Condensed Historical Financial Data.

                    SIMMONS BEDDING COMPANY AND SUBSIDIARIES
                 (NOTES TO CONDENSED HISTORICAL FINANCIAL DATA)

a) The Company's capital structure changed significantly as a result of the December 19, 2003 acquisition (the "Acquisition") by Thomas H Lee Equity Fund V, L.P. and its affiliates ("THL") and the concurrent refinancing of debt. Due to required purchase accounting adjustments relating to the Acquisition, the consolidated financial and other data for the period subsequent to the Acquisition (the "Successor" period) is not comparable to such data for the periods prior to the Acquisition (the "Predecessor" periods). The "combined" results for the quarter and year ended December 27, 2003 include eight days of the successor period results. The results for 2004 include a $6.5 million charge for the step-up of inventory to fair market value, which had the effect of lowering gross profit by such an amount for the period. The results for the combined periods of 2003 include a $1.7 million charge for the step-up of inventory to fair market value. As a result of the new capital structure and related accounting adjustments, amortization of intangibles increased $1.1 million and $4.3 million for the quarter and year ended December 25, 2004, respectively, compared to the fourth quarter and year ended December 27, 2003.

b) Plant closure charges includes costs related to the closing of our manufacturing facilities in Jacksonville, Florida in December 2003, Columbus, Ohio in April 2004, and Piscataway, New Jersey in December 2004.

c) Reflects non-recurring transaction expenses related to the acquisition of certain assets of Simmons Juvenile Products Company, Inc. on August 27, 2004, the Acquisition by THL in December 2003, and the acquisition of SC Holdings, Inc. on February 28, 2003.

d) To further provide useful information, pro forma operating income is presented and represents the Company's reported operating income before transaction expenses, stock compensation expenses and charges related to the step-up of inventory in connection with the Acquisition. The Company believes that excluding the charges noted above provides a measure that is more representative of ongoing costs and therefore more comparable to the Company's historical operations. Pro forma operating income is used by the Company as an internal measure of operating performance. The following is a reconciliation of reported operating income to pro forma operating income excluding transaction expenses, stock compensation expenses, and inventory step-up charges.


                    SIMMONS BEDDING COMPANY AND SUBSIDIARIES
    RECONCILIATION OF REPORTED OPERATING INCOME TO PRO FORMA OPERATING INCOME
                                 (IN THOUSANDS)
                           (PRELIMINARY AND UNAUDITED)


                                               QUARTER ENDED                        YEAR ENDED
                                       -------------------------------    -------------------------------
                                         SUCCESSOR      COMBINED(1)        SUCCESSOR        COMBINED(1)
                                        DECEMBER 25,    DECEMBER 27,      DECEMBER 25,      DECEMBER 27
                                           2004             2003              2004             2003
                                       --------------   --------------    --------------   --------------
Operating income (loss) as presented   $       17,440   $      (58,065)   $       80,411   $       (1,205)
Stock compensation expense                         --           53,297             3,308           68,415
Inventory step-up charge                           --            1,726             6,484            1,726
Transaction expenses                               --           21,473                --           21,473
                                       --------------   --------------    --------------   --------------

Pro forma operating income             $       17,440   $       18,431    $       90,203   $       90,409
                                       ==============   ==============    ==============   ==============

                    SIMMONS BEDDING COMPANY AND SUBSIDIARIES
           (NOTES TO CONDENSED HISTORICAL FINANCIAL DATA - CONTINUED)


e) Adjusted EBITDA (as defined in our Senior Credit Facility) differs from the term "EBITDA" as it is commonly used. In addition to adjusting net income to exclude interest expense, income taxes and depreciation and amortization, adjusted EBITDA also adjusts net income by excluding items or expenses not typically excluded in the calculation of "EBITDA" such as management fees, ESOP expenses, variable stock compensation expense, transaction expenses, etc. Adjusted EBITDA is presented herein because it is a material component of the covenants contained within our credit agreements. Adjusted EBITDA does not represent net income or cash flow from operations as those terms are defined by generally accepted accounting principles and does not necessarily indicate whether cash flows will be sufficient to fund cash needs.


                                                            QUARTER ENDED                        YEAR ENDED
                                                   -------------------------------    --------------------------------
                                                    SUCCESSOR        COMBINED(1)        SUCCESSOR        COMBINED(1)
                                                    DECEMBER 25,     DECEMBER 27,      DECEMBER 25,      DECEMBER 27,
                                                        2004             2003              2004              2003
                                                   --------------   --------------    --------------    --------------
Adjusted EBITDA:
     Net income (loss)                             $        5,252   $      (67,824)   $       24,614    $      (41,286)
     Depreciation and amortization                          6,431            5,901            23,084            22,715
     Income tax expense (benefit)                           1,148          (18,524)           12,039            (9,672)
     Interest expense                                      11,064           28,345            43,899            49,954
                                                   --------------   --------------    --------------    --------------

EBITDA                                                     23,895          (52,102)          103,636            21,711

     Stock compensation expense                                39           53,297             3,347            68,415
     Transaction related expenditures, including
     cost of products sold                                    733           23,236             7,900            24,126
     Plant opening, closing charges                         4,072            2,750            13,549             3,343
     Management fees                                          420              793             1,702             2,893
     Litigation and insurance                                  --               48              (650)            1,894
     Non-recurring retail operational charge                   --               --                --               432
     Management severance                                      --               21               190               661
     Other                                                     89             (143)              426               821
                                                   --------------   --------------    --------------    --------------

Adjusted EBITDA                                    $       29,248   $       27,900    $      130,100    $      124,296
                                                   ==============   ==============    ==============    ==============

     f) Working capital computation (current assets less current liabilities as defined in our Senior Credit Facility):

                                           DECEMBER 25,      DECEMBER 27,
                                               2004              2003
                                          --------------    --------------
Current assets                            $      165,236    $      133,046
Less:
   Cash and equivalents                          (23,854)           (3,670)
   Assets held for sale                               --            (8,564)
                                          --------------    --------------
                                                 141,382           120,812
                                          --------------    --------------
Current liabilities                             (127,481)         (105,480)
Less:
   Current maturities of long-term debt            4,124             9,512
   Liabilities held for sale                          --             2,064
                                          --------------    --------------
                                                (123,357)          (93,904)
                                          --------------    --------------
Working capital                           $       18,025    $       26,908
                                          ==============    ==============